Exhibit 5

500 WOODWARD AVENUE, SUITE 4000 DETROIT, MICHIGAN 48226 -3425 TELEPHONE: (313) 223-3500 FACSIMILE: (313) 223-3598 http://www.dickinsonwright.com

February 7, 2006

Sotheby’s Holdings, Inc.

38500 Woodward Ave., Ste. 100

Bloomfield Hills, MI 48304

Re:	Sotheby’s Holdings, Inc. 2003 Restricted Stock Option Plan, as amended, Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Sotheby’s Holdings, Inc., a Michigan corporation (the “Company”), in connection with the proposed registration under a Form S-8 Registration Statement, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of 149,359 shares (the “Shares”) of its Class A Common Stock, reserved for issuance by the Company. This Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”. The Shares are reserved for issuance under the Company’s 2003 Restricted Stock Plan (the “Plan”).

We have examined the Plan, the resolutions of the Company’s Board of Directors authorizing the adoption of the Plan, and the Company’s Articles of Incorporation and Bylaws as currently in effect, and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

As to questions of fact material to this opinion, we have relied solely upon a certificate of an officer of the Company. We have assumed and relied upon the accuracy and completeness of the statements made in such certificate, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

Based upon and subject to the foregoing, and to the further limitations set forth below, it is our opinion that the Shares are duly authorized and reserved for issuance under the Plan, and, when the Shares are issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and non-assessable.

Counsellors At Law

DETROIT          BLOOMFIELD HILLS           LANSING           GRAND RAPIDS           ANN ARBOR
WASHINGTON, D.C.

DICKINSON WRIGHT PLLC

Sotheby's Holdings, Inc.

February 7, 2006

This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plan and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent. We consent to this opinion being filed with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Commission’s rules and regulations promulgated under the Act.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

We express no opinion as to any laws except the internal laws of the State of Michigan and the federal law of the United States of America.

This opinion is predicated solely upon laws and regulations in existence as of the present date, and as they presently apply, and to the facts as they presently exist. We assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Very truly yours,

/s/ Dickinson Wright PLLC

Counsellors At Law

DETROIT          BLOOMFIELD HILLS           LANSING           GRAND RAPIDS           ANN ARBOR
WASHINGTON, D.C.